Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (Registration No. 333-171840) filed with the SEC on January, 24, 2011 and Form S-8 (Registration No. 333-185881) filed with the SEC on January 4, 2013 of ACNB Corporation of our reports dated March 15, 2013, relating to the consolidated financial statements and the effectiveness of ACNB Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania
March 15, 2013